SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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◻	Soliciting Material Pursuant to § 240.14a-12

GlycoMimetics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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GLYCOMIMETICS, INC.

9708 Medical Center Drive

Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 18, 2021

Dear Stockholder:

You are cordially invited to attend the virtual Annual Meeting of Stockholders of GlycoMimetics, Inc., a Delaware corporation. In light of public health concerns regarding the COVID-19 pandemic, to protect the health and safety of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/GLYC2021. You will not be able to attend the meeting in person. The meeting will be held on Tuesday, May 18, 2021 at 9:00 a.m. Eastern Time for the following purposes:

1.	To elect the two nominees for director named herein to hold office until the 2024 Annual Meeting of Stockholders.

2.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of GlycoMimetics, Inc. for its fiscal year ending December 31, 2021.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy materials.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

You will be able to attend the virtual Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/GLYC2021 and entering the 16-digit Control Number found on your proxy card. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in beginning at 8:30 a.m. Eastern Time on Tuesday, May 18, 2021.

The record date for the Annual Meeting is March 24, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. We encourage our stockholders to retain their control numbers from proxy cards or voting instruction forms in order to be able to access the virtual Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 18, 2021 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/GLYC2021.

The proxy statement and annual report to stockholders

are available at http://materials.proxyvote.com/38000Q.

By Order of the Board of Directors

Christian B. Dinneen-Long
Secretary

Rockville, Maryland

April 5, 2021

You are cordially invited to attend the virtual-only meeting of GlycoMimetics, Inc. online. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting/GLYC2021. Whether or not you expect to access the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online on the virtual meeting website. Please retain your Control Number from your proxy card or voting instruction form in order to be able to access the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you should follow the instructions provided by your broker, bank or other nominee to be able to participate at the meeting.

GLYCOMIMETICS, INC.

9708 Medical Center Drive

Rockville, Maryland 20850

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 18, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board”) of GlycoMimetics, Inc. (sometimes referred to as the “Company” or “GlycoMimetics”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting virtually to vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail these proxy materials on or about April 5, 2021 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

In light of public health concerns regarding the COVID-19 pandemic, to protect the health and safety of our stockholders and employees and facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held through a live webcast on Tuesday, May 18, 2021 at 9:00 a.m. Eastern Time. Online access to the Annual Meeting will begin at 8:30 a.m. ET. Stockholders will not be able to attend the Annual Meeting in person.

To participate in and/or vote at the virtual Annual Meeting, stockholders should utilize the special website address at www.virtualshareholdermeeting.com/GLYC2021. Stockholders must enter the 16-digit Control Number found on their proxy card. Stockholders may still vote prior to the Annual Meeting by Internet, telephone or by mail per the instructions on their proxy card. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting/GLYC2021. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting/GLYC2021.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a stockholder of record as of the record date, you can call 240-243-1201 prior to the day of the Annual Meeting and request Investor Relations to provide your Control Number to you. If you do not have a Control Number, you will still be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/GLYC2021 and register as a guest. However, if you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.

How do I ask questions of management or the board?

We plan to have a Question and Answer session at the Annual Meeting and to include as many stockholder questions as the allotted time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/GLYC2021.  We will post answers to stockholders’ questions that are relevant to our business received during the Annual Meeting on our Investor Relations website shortly after the meeting.

Where can I get technical assistance?

If you encounter any difficulties accessing the virtual meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 24, 2021 will be entitled to vote online at the Annual Meeting. On this record date, there were 51,539,010 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 24, 2021 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote electronically during the virtual meeting or vote by proxy. Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 24, 2021 your shares were not held in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you should follow the instructions provided by your broker, bank or other agent to be able to participate at the meeting.

What am I voting on?

There are three matters scheduled for a vote:

●	Election of two directors (Proposal 1);

●	Ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (Proposal 2); and

●	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy materials (Proposal 3).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically at the virtual annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the virtual meeting on-line, we urge you to vote by proxy to ensure your vote is counted. You may still attend virtually and vote during the meeting even if you have already voted by proxy.

●	To vote on-line, stockholders of record will be able to vote their shares electronically during the Annual Meeting by using the 16-digit Control Number. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting/GLYC2021.

●	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct. You should mail your signed proxy card sufficiently in advance for it to be received by May 17, 2021.

●	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 17, 2021 to be counted.

●	To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and Control Number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on May 17, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from GlycoMimetics. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker or bank. To vote on-line at the virtual Annual Meeting, you should follow the instructions provided by your broker, bank or other agent, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 24, 2021.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, on the Internet or on-line at the virtual annual meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two nominees for director, “For” the ratification of Ernst & Young LLP as our registered public accounting firm for the fiscal year ending December 31, 2021, and “For” the advisory approval of executive compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may submit a subsequent proxy by telephone or on the Internet.

●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 9708 Medical Center Drive, Rockville, Maryland 20850.

●	You may attend and vote online at the virtual Annual Meeting. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2021 to our Corporate Secretary at 9708 Medical Center Drive, Rockville, Maryland 20850. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2022 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between January 22, 2022 and February 22, 2022. In the event that next year’s annual meeting is scheduled to be held before April 18, 2022 or after June 17, 2022, then you must deliver your notice to our Corporate Secretary at the address above at least 90 days, but not more than 120 days, prior to the date of next year’s annual meeting, or not more than 10 days following the day on which public announcement of the date of next year’s annual meeting is made. Your notice to the Corporate Secretary must set forth information specified in our amended and restated bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting; and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person; 2) the principal occupation or employment of the person; 3) the class and number of shares of our stock that are owned of record and beneficially owned by the person; 4) the date or dates on which the shares were acquired and the investment intent of the acquisition; and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

For more information, and for more detailed requirements, please refer to our amended and restated bylaws, filed as an exhibit to our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2021.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal 1, votes “For,” “Withhold” and broker non-votes; and with respect to Proposals 2 and 3, votes “For,” “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposals 2 and 3 and will have the same effect as “Against” votes. Broker non-votes on Proposals 1 and 3 will have no effect and will not be counted towards the vote total for any of those proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes to exist in connection with these proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect	Not applicable	No effect
2	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2021	“For” votes from the holders of a majority of shares present virtually at the meeting or represented by proxy and entitled to vote on the matter	Against	Not applicable*
3	Advisory approval of the compensation of the Company’s named executive officers	“For” votes from the holders of a majority of shares present virtually at the meeting or represented by proxy and entitled to vote on the matter	Against	No effect

*This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting or represented by proxy. On the record date, there were 51,539,010 shares outstanding and entitled to vote. Thus, the holders of 25,769,506 shares must be present online or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at http://materials.proxyvote.com/38000Q.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. There are two directors in the class whose term of office expires in 2021. If elected at the annual meeting, each of these nominees would serve until the 2024 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until such director’s death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the annual meeting. All seven of the directors serving as of the date of the 2020 annual meeting of stockholders were in attendance.

Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. In an effort to provide a variety of experience and perspective on the Board, the Committee considers criteria for nominees to require the highest personal integrity and ethics and an ability to read and understand financial statements, and also takes into account the relevant expertise, availability, commitment, demonstrated excellence and diversity of its members. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Committee to believe that the nominee should continue to serve on the Board. However, each of the members of the Committee may have a variety of reasons why a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING

Daniel Junius, age 68

Mr. Junius has served as a member of our Board since March 2016. Mr. Junius served as President and Chief Executive Officer of ImmunoGen, Inc., a biotechnology company that develops targeted anticancer therapeutics, from 2009 until his retirement in May 2016. Prior to that, he served as President and Chief Operating Officer and acting Chief Financial Officer of ImmunoGen from July 2008 to December 2008, as Executive Vice President and Chief Financial Officer from 2006 to July 2008, and as Senior Vice President and Chief Financial Officer from 2005 to 2006. Mr. Junius also served as a director of ImmunoGen from 2008 until June 2018. Before joining ImmunoGen, Mr. Junius was Executive Vice President and Chief Financial Officer of New England Business Service, Inc., or NEBS, a business-to-business direct marketing company, from 2002 until its acquisition by Deluxe Corporation in 2004 and Senior Vice President and Chief Financial Officer of NEBS from 1998 to 2002. Prior to NEBS, he was Vice President and Chief Financial Officer of Nashua Corporation, a manufacturer and marketer of specialty imaging paper and label products and services. He joined Nashua Corporation in 1984 and held financial management positions of increasing responsibility before becoming Chief Financial Officer of that company in 1996. Mr. Junius has served on the board of directors and as chairman of the audit committee of IDEXX Laboratories, Inc., a publicly held pet healthcare company, since 2014. Within the past five years, he also served on the board of directors of the public company Vitae Pharmaceuticals, Inc. Mr. Junius holds a Bachelor of Arts in Political Science from Boston College and a Masters in Management from Northwestern University’s Kellogg School of Management. The Board believes that Mr. Junius’s extensive experience in the biopharmaceutical industry, including as a Chief Executive Officer of a public company, in addition to his financial experience and his depth of knowledge of our industry, allows him to make valuable contributions to the Board and to bolster the Board’s overall skills and experience.

Rachel King, age 61

Ms. King is a co-founder of our company and has served as our President and Chief Executive Officer and as a member of our Board since our inception in 2003. Previously, Ms. King was an Executive in Residence at NEA from 2001 to 2003. From 1999 to 2001, Ms. King served as a Senior Vice President of Novartis Corporation, a pharmaceutical company. Before joining Novartis, Ms. King spent 10 years with Genetic Therapy, Inc., a biotechnology company, where she served in a number of roles as part of the executive team, which included the company’s initial public offering and later acquisition by Novartis. After the acquisition by Novartis, she served as Chief Executive Officer of Genetic Therapy, which was then a wholly owned subsidiary of Novartis. Ms. King previously worked at Alza Corporation, a pharmaceutical and medical systems company that was later acquired by Johnson & Johnson, as well as at Bain and Company, a management consulting firm. Ms. King also currently serves on the board of directors of Novavax, Inc., a publicly traded biotechnology company. Ms. King currently serves on the Board of Directors of the Biotechnology Innovation Organization (BIO) and served as the Chair of the Board of BIO from 2013 to 2015. She was appointed by Maryland’s governor Chair of the Maryland Life Sciences Advisory Board and served in that capacity from 2013 to 2015. She also currently serves on the Board of the University of Maryland BioPark. She received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. The Board believes that Ms. King’s knowledge of our company as one of our co-founders and her experience with biotechnology companies prior to founding our company allow her to make valuable contributions to the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

Scott Jackson, age 56

Mr. Jackson has served as a member of our Board since November 2018. Mr. Jackson served as the Chief Executive Officer and as a member of the Board of Directors of Celator Pharmaceuticals, Inc. from 2008 until 2016, when the company was acquired by Jazz Pharmaceuticals plc. Mr. Jackson has more than 30 years of experience in the pharmaceutical and biotechnology industries and has held positions of increasing responsibility in sales, marketing and commercial development at Eli Lilly & Co., SmithKline Beecham, ImClone Systems Inc., Centocor Inc., a division of Johnson & Johnson, Eximias Pharmaceutical and YM BioSciences.  Mr. Jackson currently serves on the board of directors of MacroGenics, Inc. and Spero Therapeutics, Inc., both of which are publicly traded pharmaceutical companies. He holds a B.S. in pharmacy from the Philadelphia College of Pharmacy and Science and an M.B.A. from the University of Notre Dame. We believe Mr. Jackson brings to our Board extensive experience in the pharmaceutical industry, specifically in the areas of management, business and corporate development, sales and marketing and clinical development, as well as his significant experience serving as a Chief Executive Officer and on boards of directors of companies in our industry.

Scott Koenig, M.D., Ph.D., age 68

Dr. Koenig has served as a member of our Board since March 2017. Dr. Koenig is the co-founder of and has been President and Chief Executive Officer and a director of MacroGenics, Inc., a publicly held pharmaceutical company, since 2001. Previously, Dr. Koenig served as Senior Vice President at MedImmune, Inc., where he participated in the selection and maturation of their product pipeline. From 1984 to 1990, he worked in the Laboratory of Immunoregulation at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health,

where he investigated the immune response to retroviruses and studied the pathogenesis of AIDS. Dr. Koenig currently serves as Chairman of the Board of Directors of Applied Genetic Technologies Corporation, a publicly held pharmaceutical company. He is also a member of the Board of Directors of the Biotechnology Innovation Organization (BIO) and the International Biomedical Research Alliance, and the co-chair of the Scientific Advisory Board of the Institute of Bioscience and Biotechnology Research (IBBR) at the University of Maryland. Dr. Koenig received his A.B. and Ph.D. from Cornell University and his M.D. from the University of Texas Health Science Center in Houston. The Board believes that Dr. Koenig’s experience, including his extensive business experience in the biopharmaceutical industry, particularly in the BioHealth Capital Region of Maryland, Virginia, and Washington, DC, and his service on committees and boards of local institutions and organizations, provides valuable strategic and operational expertise and leadership skills. In particular, Dr. Koenig’s current role as Chief Executive Officer and director of a clinical-stage public company in the Maryland biotech region allows him to make valuable contributions to the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING

Patricia Andrews, age 63

Ms. Andrews has served as a member of our Board since June 2017. She has served as Chief Executive Officer of Sumitomo Dainippon Pharma Oncology, Inc. (and its predecessor, Boston Biomedical, Inc.) an oncology drug research and development company, and as an executive officer of its parent company, Sumitomo Dainippon Pharma Co. Ltd., since April 2017. Ms. Andrews joined Boston Biomedical in 2013 and previously served as its Chief Operating Officer. From 2008 to 2012, Ms. Andrews served as Chief Commercial Officer of Incyte Corporation, a publicly held biopharmaceutical company. From 1991 to 2008, Ms. Andrews served in various roles of increasing responsibility at Pfizer Inc., culminating in her role as Vice President and General Manager of Pfizer’s U.S. Oncology business unit. Ms. Andrews received her B.A. degree from Brown University and her M.B.A. degree from the University of Michigan. We believe Ms. Andrews’ qualifications to serve on our board include her strong leadership and management experience within the pharmaceutical industry, including serving as a Chief Executive Officer and a Chief Commercial Officer, as well as her significant knowledge of operations and commercial strategy.

Mark Goldberg, M.D., age 66

Dr. Goldberg has served as a member of our Board since 2014. Dr. Goldberg served in a number of capacities of increasing responsibility at Synageva BioPharma Corp., a biopharmaceutical company, between 2011 and 2015, including as Executive Vice President, Medical and Regulatory Strategy. Prior to joining Synageva he served in various management capacities of increasing responsibility at Genzyme Corporation, a biopharmaceutical company, from 1996 to 2011, most recently as Senior Vice President, Clinical Development and Global Therapeutic Head, Oncology and Personalized Genetic Health, and as Chairman of Genzyme’s Early Product Development Board. Prior to working at Genzyme he was a full-time staff physician at Brigham and Women’s Hospital and the Dana-Farber Cancer Institute. He still holds an appointment at Brigham and Women’s Hospital. Dr. Goldberg is an Associate Professor of Medicine (part time) at Harvard Medical School. He is a board-certified medical oncologist and hematologist. Dr. Goldberg serves on the boards of directors of the public biopharmaceutical companies ImmunoGen, Inc., Idera Pharmaceuticals, Inc. and Blueprint Medicines Corporation. Within the last five years, he also served on the boards of directors of the public biopharmaceutical companies Audentes Therapeutics, Inc. and aTyr Pharma, Inc. He has also served as a member of the board of directors of the American Cancer Society since January 2019. Dr. Goldberg received his A.B. from Harvard College and his M.D. from Harvard Medical School. The Board believes that Dr. Goldberg’s prestigious medical background and significant clinical experience continually allow him to make valuable contributions to the Company’s research and development efforts, while his public company board experience provides our board of directors with valuable strategic and operational expertise and leadership skills.

Timothy Pearson, age 53

Mr. Pearson has served as a member of our Board since 2014. Mr. Pearson has served as Chief Executive Officer of Carrick Therapeutics, a privately held oncology company, since July 2019. Mr. Pearson served as Executive Vice President and Chief Financial Officer of TESARO, Inc., an oncology-focused biopharmaceutical company, from 2014 until its acquisition by GlaxoSmithKline in February 2019. He served as Executive Vice President, Chief Financial Officer and Treasurer of Catalyst Health Solutions, a publicly held pharmacy benefit management company, from 2011 until its acquisition by SXC Health Solutions in 2012. Prior to joining Catalyst Health Solutions, Mr. Pearson served as Chief Financial Officer and Executive Vice President of MedImmune, the global biologics business for AstraZeneca plc. He previously served on the board of directors of Ra Pharmaceuticals, Inc., a publicly held biopharmaceutical company until acquisition by UCB in 2020. Mr. Pearson is a Certified Public Accountant and holds dual B.S. degrees in Business Administration from the University of Delaware and in Accounting from the University of Maryland, University College, as well as an M.S. degree in Finance from Loyola College. As a result of Mr. Pearson’s educational background and professional experiences, the Board believes Mr. Pearson possesses particularly impactful knowledge and experience in accounting and finance; strategic planning and leadership of complex organizations; and human capital management, all of which strengthen the Board’s collective qualifications, skills and experience.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE POLICIES AND PRACTICES

We are committed to ensuring strong corporate governance practices on behalf of our stockholders, including engaging in efforts to gain insight into our stockholders’ perspectives regarding governance when appropriate. Our Corporate Governance Guidelines, together with the charters of the Audit, Compensation and Nominating and Corporate Governance Committees, establish a framework of policies and practices for our effective governance and are each described in more detail below. The Board and its committees regularly review their governance policies and practices, as well as current developments in corporate governance, and update these documents as deemed appropriate for our company.

The following are highlights of our governance policies and practices:

●	Our Board separates the Chairperson and Chief Executive Officer roles;
●	We have historically had high attendance rates at all of our Board and committee meetings;
●	All Board committees are 100% independent under applicable Nasdaq Stock Market, or Nasdaq, listing rules;
●	We have a policy in place that prohibits our directors, officers and employees from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or any other inherently speculative transactions with respect to our common stock;
●	We maintain Corporate Governance Guidelines, available to stockholders on our website at www.glycomimetics.com, which are regularly reviewed and, if needed, updated; and
●	We have a robust annual performance evaluation to evaluate the performance of the Board as a whole and each committee of the Board, and the information from these evaluations is used to consider changes in Board and committee processes.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that Drs. Goldberg and Koenig, Messrs. Jackson, Junius and Pearson and Ms. Andrews, representing six of our seven current directors, are “independent directors” as defined under Nasdaq listing rules. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Ms. King is not an independent director by virtue of her employment with us.

BOARD LEADERSHIP STRUCTURE

Our Board has an independent chairperson, Mr. Pearson, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent chairperson creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders. As a result, we believe that having an independent chairperson can enhance the effectiveness of the Board as a whole. However, the needs of our company and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in our best interests. Therefore, the Nominating and Corporate Governance Committee may periodically review our board leadership structure and provide recommendations to the Board.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. The Board also oversees and monitors environmental and social risk management. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements related to matters involving our common stock and our operation as a public company, such as compliance with the rules and regulations of the SEC and the listing rules of Nasdaq, in addition to oversight of the performance of our internal audit function, if and when we have such a function. Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the Audit Committee typically meets annually with both IT and business personnel responsible for cybersecurity risk management. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chairperson of each of these committees to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to Mr. Pearson as the Chair the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met eight times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

In connection with each board meeting during 2020, the Company’s independent directors met in executive session at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2020 for each of the Board committees:

Nominating and
Corporate
Name	Audit	Compensation	Governance
Patricia Andrews	X
Mark Goldberg, M.D.		X	X*
Scott Jackson	X	X
Daniel Junius	X*		X
Scott Koenig, M.D., Ph.D.			X
Timothy Pearson		X*

Total meetings in fiscal 2020	5	4	4

*	Committee Chairperson

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors, Messrs. Junius and Jackson and Ms. Andrews. The Audit Committee met five times during the fiscal year ended December 31, 2020. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.glycomimetics.com.

The Board reviews the Nasdaq listing rules definition of independence for Audit Committee members on an annual basis and has determined that all current and proposed members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules).

The Board has also determined that Ms. Andrews, Mr. Junius and Mr. Jackson each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each committee member’s level of knowledge and experience based on a number of factors, including their formal education and expertise with financial and accounting matters.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Mr. Daniel Junius, Chair Ms. Patricia Andrews
Mr. Scott Jackson

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three members, Dr. Goldberg and Messrs. Pearson and Jackson. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met four times during the fiscal year ended December 31, 2020. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.glycomimetics.com.

The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs, including:

●	establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and other senior management and evaluation of performance in light of these stated objectives;

●	review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;

●	review and approval of the compensation for our independent directors; and

●	administration of our equity compensation plans, employee stock purchase plan and executive severance plans and other similar plans and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice per year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation. The Chief Executive Officer may provide her recommendations with respect to the establishment of corporate performance objectives and the achievement of those objectives, but the Compensation Committee makes the final determination with respect to such objectives and their level of achievement.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Radford, a part of Aon plc, a national executive compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed Radford’s independence and determined that Radford had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged Radford to suggest a peer company group composed of public companies comparable to us and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers, directors and other senior management against compensation for similarly situated executives at our peer group companies. Our management provided general information and input to assist the Compensation Committee and Radford during this assessment, but otherwise did not have the ability to direct Radford’s work.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the effectiveness of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, the results of the self-evaluation questionnaires provided by the Nominating and Corporate Governance Committee to our independent directors, as well as materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current

Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies in our named peer group.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company.

As part of the annual performance evaluation of the Board and each committee, the Nominating and Corporate Governance Committee oversees the completion of written self-evaluation questionnaires from each director. The questionnaires cover topics such as the selection and evaluation of Board candidates, the structure and performance of the Board’s committees, Board practices and communication and CEO performance. The results are confidentially collected and compiled by our outside counsel, which provides and discusses the evaluation results with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee carefully considers the results, including all written comments and suggestions beyond the specific questions in the questionnaires, and discusses the potential need for any corporate governance or other Board-related changes. The Nominating and Corporate Governance Committee then shares any key observations or recommendations with the full Board. The Board then utilizes these results in making decisions to improve the effectiveness, communication and structure of the Board and its committees.

The Nominating and Corporate Governance Committee is composed of three directors: Drs. Goldberg and Koenig and Mr. Junius. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2020. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.glycomimetics.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having a diversity of thought, personal background, perspective and experience, and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, including gender, racial and ethnic diversity, to ensure that the Board is able to consider a wide range of perspectives, as well as experience, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee believes that the judgment and perspectives offered by a diverse board of directors improves the quality of decision making and enhances the Company’s business performance. The Nominating and Corporate Governance Committee also believes such diversity can help the Board respond more effectively to the needs of customers, stockholders, employees and suppliers.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors, including incumbent directors who will be nominees because their terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their tenure as a director, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.

The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group basis. The self-assessment includes an evaluation of (a) the Board’s and each committee’s contributions as a whole and effectiveness in serving the best interest of the company and our stockholders, (b) specific areas in which the Board believes that the performance of the Board and its committees could be improved and (c) overall Board composition and makeup.

In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 9708 Medical Center Drive, Rockville, Maryland 20850 at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Oversight of Human Capital Resources and Diversity

As part of its general oversight responsibilities, the Board oversees management’s efforts with respect to our human capital resources and diversity efforts. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. The principal purposes of our equity incentive plans are to attract, retain and reward high performing employees through the granting of equity-based compensation awards in order to increase shareholder value and the success of our company by motivating employees to perform to the best of their abilities and achieve our company objectives.

STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholder Engagement

Our relationships with our stockholders are a high priority, and we recognize that stockholders can have divergent interests and different views on our practices, objectives and time horizons. To ensure that the Board and management have an opportunity to listen to and understand the varying perspectives of our stockholders, members of our management team engage in ongoing dialogues with stockholders.

In 2020, members of our management team reached out to stockholders representing over 40% of our outstanding shares to seek feedback regarding concerns they may have held, as well as inquiring into other potential topics of concern regarding other corporate governance policies or business strategy. As a result of these discussions, management and the Board gained useful understanding and insight into the views of these stockholders.

Process for Stockholder Communications with the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Corporate Secretary at 9708 Medical Center Drive, Rockville, Maryland 20850. Each communication must set forth:

●	the name and address of the stockholder on whose behalf the communication is sent; and

●	the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.

CODE OF ETHICS

We have adopted the GlycoMimetics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.glycomimetics.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines, available to stockholders on our website at www.glycomimetics.com, set forth the practices the Board intends to follow with respect to board composition and selection (including diversity), board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, seeks advice and recommendations from outside advisors, and considers corporate governance trends and best practices in the company’s industry.

Prohibition on Hedging and Pledging of Company Securities and Insider Trading Policy

The Board has approved a corporate insider trading policy to prohibit executive officers, directors and employees from purchasing our securities on margin and borrowing against our securities, holding our securities in a margin account, borrowing against any account in which our securities are held, or otherwise pledging our securities as collateral for a loan. The insider trading policy also prohibits executive officers, directors and employees from engaging in transactions in puts, calls, or other derivative securities on an exchange or in any other organized market and from engaging in any hedging transaction.

Incentive Compensation Recoupment Policy

In June 2020, our Compensation Committee adopted a policy for recoupment of certain incentive compensation paid to certain executives. In the event we are required to restate our financial results due to material noncompliance with any financial reporting requirement and the misconduct of an executive officer covered by the policy contributed to such noncompliance, we may seek to recover the amount of any incentive compensation, including any cash or equity compensation granted, earned or vested based in whole or in part on the attainment of a financial reporting measure (such as under our bonus plan and any other program or plan approved after the adoption of the policy), that was paid to such covered executive officer during the three-year period preceding the date of the restatement and attributable to the erroneously reported results. In addition, if any covered executive officer sells stock acquired pursuant to an equity award granted after the policy's adoption and the sale occurs between the time our financial results are reported and the time those results are required to be restated, we may recover the excess of the actual sale proceeds over the proceeds the Board determines the executive officer would have received from the sale if the restatement had occurred prior to the sale. The executive officers covered by the policy include our chief executive officer and chief financial officer. The misconduct covered by the policy includes any knowing violation of SEC rules and regulations or willful commission of an act of fraud, dishonesty, recklessness or gross negligence in the performance of the executive officer's duties.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements beginning with the year ended December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and 2019 by Ernst & Young LLP, the Company’s principal accountant.

	FISCAL YEAR ENDED DECEMBER 31,
	2020	2019

	(in thousands)
Audit fees	$574	$675
All other fees	3	2
Total	$577	$677

Audit fees for both years include the aggregate fees billed or incurred for professional services rendered in connection with the annual audit of our consolidated financial statements, reviews of our quarterly financial statements included in our quarterly reports on Form 10-Q, accounting and financial reporting consultations and services in connection with registration statements and comfort letters. In the year ended December 31, 2019, audit fees also included fees billed or incurred for attestation services with respect to our internal control over financial reporting. The other fees for the years ended December 31, 2020 and 2019 related to an annual subscription for an online platform for accessing and researching accounting and financial reporting content.

All of the services of Ernst & Young LLP for the years ended December 31, 2020 and 2019 described above were pre-approved by the Audit Committee.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted a policy which includes procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally provides for the pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This advisory (non-binding) vote is commonly referred to as a “say-on-pay” vote.

This say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this proxy statement. As described in those disclosures, the Company generally seeks to target its executive compensation to be at or near the median of the compensation paid to similarly situated executive officers of companies in our peer group for the applicable year. Compensation of the Company’s named executive officers is designed to enable the Company to attract, retain and motivate talented and experienced executives to lead the Company successfully in a competitive environment; to provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value; and to align the named executive officers’ interests with those of stockholders through long-term incentives linked to company performance.

Accordingly, the Board is asking stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

Because the say-on-pay vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this say-on-pay vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the annual meeting. The next scheduled say-on-pay vote will be at the 2022 Annual Meeting of Stockholders.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 3.

MANAGEMENT

The following table sets forth information concerning our executive officers.

Name	Position
Rachel King	President and Chief Executive Officer
Eric Feldman, M.D.	Senior Vice President and Chief Medical Officer
Armand Girard	Senior Vice President and Chief Business Officer
Brian Hahn	Senior Vice President and Chief Financial Officer
John Magnani, Ph.D.	Senior Vice President of Research and Chief Scientific Officer

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth certain information with respect to our executive officers who are not directors.

Eric Feldman, M.D., age 65

Dr. Feldman has served as our Senior Vice President and Chief Medical Officer since March 2021 and previously as our Vice President, Clinical Development from April 2019 to March 2021. Dr. Feldman is internationally recognized for his work in the development of new therapies for the treatment of leukemias and related bone marrow disorders. From August 2017 to April 2019, he served as Senior Vice President, Clinical Development Amphivena Therapeutics, and as Chief Medical Officer from January 2018 to April 2019, roles in which he focused on blood cancer treatments. From 2014 to December 2017, he served as Senior Medical Director, Distinguished Clinical Scientist at Seattle Genetics, Inc., a role in which he oversaw that company’s myeloid leukemia antibody-drug conjugate (ADC) program. Dr. Feldman has led or participated in the conduct of numerous clinical trials, several leading to U.S. FDA approval. His extensive academic career includes positions as Professor of Medicine and Director of the Hematological Malignancies Service at Weill-Cornell/New York Presbyterian Hospital, as well as faculty positions at New York Medical College and the University of Texas, MD Anderson Cancer Center. Dr. Feldman has authored over 150 scientific articles and is a former Editor-in Chief of the journal Leukemia Research. He earned his medical degree at New York Medical College and holds a B.A. from Tulane University.

Armand Girard, age 52

Mr. Girard has served as our Senior Vice President and Chief Business Officer since February 2020 and was previously our Senior Vice President, Strategy and Corporate Development from January 2019 until January 2020 and served as our Vice President, Corporate Development from 2014 until January 2019. Prior to joining our company, Mr. Girard held the positions of Vice President for Technical Assessment and Senior Director for Business Development at Shire Pharmaceuticals, where he was responsible for numerous licensing transactions and acquisitions. He has more than 25 years of pharmaceutical/biotech experience, spanning a variety of product planning and new product development positions, with a number of companies, including Strakan Life Sciences, Pro-Virus, Inc. and Otsuka Pharmaceuticals. Mr. Girard holds an M.B.A. from St. Joseph’s University Haub School of Business and a B.A. from Lehigh University.

Brian Hahn, age 46

Mr. Hahn has served as our Senior Vice President and Chief Financial Officer since January 2019 and was previously our Chief Financial Officer from 2012 until January 2019 and our Director of Finance and Administration from 2010 to 2012. From 2002 to 2009, Mr. Hahn served as Executive Director of Finance at MiddleBrook Pharmaceuticals, Inc., formerly Advancis Pharmaceutical, a specialty pharmaceutical company, and from 2009 to 2010 he served as Assistant Controller for OpGen, Inc., a biotechnology company. From 1998 to 2001, he was a senior accountant with Bering Truck Corporation. Mr. Hahn currently serves as Co-Chair of the Biotechnology Industry Organization (BIO)’s Finance and Tax Committee. In 2015, Mr. Hahn testified on behalf of BIO before the House Subcommittee on Capital Markets and Government Sponsored Enterprises in support of the

Fostering Innovation Act. Mr. Hahn received a B.B.A. from Shenandoah University and an M.B.A. from the University of Maryland.

John Magnani, Ph.D., age 68

Dr. Magnani is a co-founder of our company and has served as our Senior Vice President of Research since January 2017, as our Vice President of Research from 2003 to 2017 and as our Chief Scientific Officer since 2003. He served as a member of our Board from 2003 until May 2019. Dr. Magnani is also the founder, President and owner of GlycoTech Corporation. Prior to founding GlycoTech, Dr. Magnani was the Vice President of Research at BioCarb, Inc., one of the first glycobiology-based companies. Earlier in his career, Dr. Magnani was a tenured Research Chemist at the National Institute of Arthritis, Diabetes and Digestive and Kidney Diseases, part of the National Institutes of Health. Dr. Magnani received an A.B. from Washington University in St. Louis and a Ph.D. in biology from Princeton University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 24, 2021 by: (i) each director; (ii) each of our named executive officers; (iii) all currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted below, the address for persons listed in the table is c/o GlycoMimetics, Inc., 9708 Medical Center Drive, Rockville, Maryland 20850.

This table is based upon information supplied by our named executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to the table and subject to common property laws where applicable, we believe that each stockholder named in the table has sole voting and investment power with regard to the shares indicated as being beneficially owned. Applicable percentages are based on 51,539,010 shares of common stock outstanding on March 24, 2021, adjusted as required by the rules promulgated by the SEC.

	Number of	Percent of
	Shares	Shares
	Beneficially	Beneficially
Beneficial Owner	Owned	Owned
5% Stockholders:
Entities affiliated with New Enterprise Associates, Inc. (1)	9,089,041	17.6%
Entities affiliated with Biotechnology Value Fund, L.P. (2)	4,980,812	9.7
BlackRock, Inc. (3)	2,616,477	5.1

Named Executive Officers and Directors:
Rachel King (4)	1,780,597	3.4
Brian Hahn (5)	454,350	*
Helen Thackray (6)	624,349	1.2
Patricia Andrews (7)	75,000	*
Mark Goldberg, M.D. (8)	112,898	*
Scott Jackson (7)	56,667	*
Daniel Junius (9)	135,000	*
Scott Koenig, M.D., Ph.D. (7)	86,000	*
Timothy Pearson (7)	101,401	*
All current directors and executive officers as a group (11 persons) (10)	3,907,012	7.2

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

1)	Consists of 4,995,664 shares of common stock held by New Enterprise Associates 10, L.P. (“NEA 10”) and 4,093,377 shares of common stock held by New Enterprise Associates 13, L.P. (“NEA 13”). The shares directly held by NEA 10 are indirectly held by NEA Partners 10, L.P. (“NEA Partners 10”), its sole general partner, and the individual general partner of NEA Partners 10, Scott D. Sandell (the “NEA 10 General Partner”). NEA

Partners 10 and the NEA 10 General Partner may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 10. The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P. (“NEA Partners 13”), its sole general partner, NEA 13 GP, LTD (“NEA 13 LTD”), the sole general partner of NEA Partners 13, and each of the individual directors of NEA 13 LTD. The individual Directors of NEA 13 LTD are Forest Baskett, Patrick J. Kerins, and Scott D. Sandell (the “NEA 13 Directors”). NEA Partners 13, NEA 13 LTD and the NEA 13 Directors may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 13. The principal business address of New Enterprise Associates, Inc. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

2)	As reported on a Schedule 13G/A filed by Biotechnology Value Fund, L.P. and affiliated persons and entities (collectively, “BVF”) with the SEC on February 11, 2021, which states that BVF had shared voting and dispositive power with respect to these shares as of December 31, 2020. The principal business address of BVF is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104.

3)	As reported on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 29, 2021, which states that BlackRock had sole dispositive power with respect to all of the shares and sole voting power with respect to 2,563,716 of the shares as of December 31, 2020. BlackRock, Inc. is the parent holding company of BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC, which act as investment advisers to registered investment companies and separate accounts that own the reported shares. The principal business address of BlackRock is 55 East, 52nd Street, New York, NY 10055.

4)	Consists of (a) 393,064 shares of common stock held directly, (b) 1,249,391 shares of common stock underlying options that are vested and exercisable within 60 days of March 24, 2021, (c) 45,741 shares of common stock held by Ms. King’s spouse and (d) 92,401 shares of common stock held by family trusts for which Ms. King serves as trustee.

5)	Consists of (a) 5,260 shares of common stock and (b) 449,090 shares of common stock underlying options that are vested and exercisable within 60 days of March 24, 2021.

6)	Consists of (a) 148,615 shares of common stock and (b) 475,734 shares of common stock underlying options that are vested and exercisable within 60 days of March 24, 2021.

7)	Consists solely of shares of common stock underlying options that are vested and exercisable within 60 days of March 24, 2021.

8)	Consists of (a) 11,497 shares of common stock held by family trusts for which Dr. Goldberg serves as trustee and (b) 101,401 shares of common stock underlying options that are vested and exercisable within 60 days of March 24, 2021.

9)	Consists of (a) 38,000 shares of common stock held directly and (b) 97,000 shares of common stock underlying options that are vested and exercisable within 60 days of March 24, 2021.

10)	Consists of 880,568 shares of common stock and 3,026,444 shares of common stock underlying options that are vested and exercisable within 60 days of March 24, 2021.

EXECUTIVE COMPENSATION

Our “named executive officers” for the year ended December 31, 2020, were as follows:

●	Rachel King, our President and Chief Executive Officer;

●	Brian Hahn, our Senior Vice President and Chief Financial Officer; and

●	Helen Thackray, M.D., our former Senior Vice President of Clinical Development and Chief Medical Officer, who served in that role until March 2021.

SUMMARY COMPENSATION TABLE

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2020 and 2019.

					NON-EQUITY
					INCENTIVE
				OPTION	PLAN	ALL OTHER
		SALARY	BONUS	AWARDS	COMPENSATION	COMPENSATION	TOTAL
NAME AND PRINCIPAL POSITION	YEAR	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Rachel King	2020	576,079	279,650	1,190,090	332,686	8,645	2,387,150
President and Chief Executive Officer	2019	559,300	—	1,844,400	276,854	8,519	2,689,073
Brian Hahn	2020	417,150	202,500	409,200	175,203	8,667	1,212,720
Senior Vice President and Chief Financial Officer	2019	405,000	—	626,400	148,230	8,546	1,188,176
Helen Thackray [1]	2020	450,522	218,700	409,200	207,240	8,667	1,294,329
Senior Vice President of Clinical Development and Chief Medical Officer	2019	437,400	—	696,000	158,776	8,546	1,300,722

1 Dr. Thackray resigned effective March 19, 2021

(1)	Amount in this column represents the first 50% of a retention bonus awarded in September 2019. The remainder will be paid in September 2021, subject to the officer’s continued service with us as of the payment date.
(2)	The amounts reflect the full grant date fair value for awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. This calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(3)	The amounts reflect the portion of each officer’s target bonus paid based on the achievement of pre-specified corporate and/or individual performance goals, which for 2020 are discussed further below under “—Executive Compensation Process and Narrative to Summary Compensation Table—Annual Bonus.”
(4)	Amounts in this column reflect matching contributions under the Company’s 401(k) plan and an employee allocation for health insurance premium rebates.

Executive Compensation Process and Narrative to Summary Compensation Table

The overall objectives of our executive compensation program are based on the following key principles:

●	attracting, retaining and motivating superior executive talent;

●	providing incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and

●	aligning the executives’ interests with those of stockholders through long-term incentives linked to company performance.

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific mix of compensation among base salary, bonus or long-term incentives.

The Compensation Committee of our Board determines our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

The Compensation Committee retained Radford, which is part of the Rewards Solutions practice at Aon plc, to evaluate our executive compensation program for 2020. Radford’s engagement included assisting the Compensation Committee with the selection of a peer group of companies for benchmarking purposes, an analysis of our existing executive compensation, including our equity incentive plan and option granting practices, and an analysis of our director compensation policy. In late 2019, and again in 2020 and 2021, Radford presented the Compensation Committee with data about the compensation paid by our peer group of companies and other employers, who we believe compete with us for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and advised the Compensation Committee regarding its responsibilities. The consultant serves at the pleasure of the Compensation Committee rather than us, and the consultant’s fees are approved by the Compensation Committee.

Peer Group and Comparative Benchmarking

In consultation with Radford, we evaluate our executive compensation program, including base salary, total cash compensation and equity awards, against compensation paid or awarded by a peer group of biopharmaceutical companies recommended by Radford and approved by our Compensation Committee.

In identifying a peer group for us for purposes of evaluating and benchmarking our executive compensation program, Radford considered such factors as stage of product development and commercialization, product pipeline, location, market capitalization, revenue, employee headcount and therapeutic focus.

The peer group analysis for purposes of establishing 2020 and 2021 compensation resulted in the selection of the following companies:

2020 Compensation Peer Group	2021 Compensation Peer Group
Abeona Therapeutics, Inc.	Abeona Therapeutics, Inc.
Allena Pharmaceuticals, Inc.	Aeglea Biotherapeutics, Inc.
Ardelyx, Inc.	Allena Pharmaceuticals, Inc.
CASI Pharmaceuticals, Inc.	Ardelyx, Inc.
Catalyst Biosciences, Inc.	CASI Pharmaceuticals, Inc.
ChemoCentryx, Inc.	Catalyst Biosciences, Inc.
Chimerix, Inc.	Chimerix, Inc.
Concert Pharmaceuticals, Inc.	Cidara Therapeutics, Inc.
CymaBay Therapeutics, Inc.	Concert Pharmaceuticals, Inc.
Geron Corporation	CymaBay Therapeutics, Inc.
Idera Pharmaceuticals, Inc.	Fulcrum Therapeutics, Inc.
ImmunoGen, Inc.	Geron Corporation
Karyopharm Therapeutics, Inc.	Idera Pharmaceuticals, Inc.
Kura Oncology, Inc.	ImmunoGen, Inc.
MEI Pharma, Inc.	MEI Pharma, Inc.
Seres Therapeutics, Inc.	Sesen Bio, Inc.
Sesen Bio, Inc.	Syndax Pharmaceuticals, Inc.
Stemline Therapeutics, Inc.	Syros Pharmaceuticals, Inc.
Syros Pharmaceuticals, Inc.	ZIOPHARM Oncology, Inc.
ZIOPHARM Oncology, Inc.	--

In addition to reviewing the SEC filings for these peer companies, our Compensation Committee also considers broader surveys of compensation practices for companies in our industry, such as the Radford Global Life Sciences survey. In general, our Compensation Committee seeks to target our named executive officers’ base salaries, total cash compensation and equity compensation to be at or near the median of similarly situated executive officers of companies in our peer group.

Annual Base Salary

The following table presents the base salaries for each of our named executive officers.

	2021 BASE	2020 BASE
	SALARY	SALARY
NAME	($)	($)
Rachel King	593,361	576,079
Brian Hahn	429,665	417,150
Helen Thackray [1]	464,038	450,522

1 Dr. Thackray resigned effective March 19, 2021

Annual Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her annual salary. The following table presents the target bonus of each of our named executive officers for both 2020 and 2021:

TARGET BONUS
NAME	(% OF SALARY)
Rachel King	55
Brian Hahn	40
Helen Thackray	40

To reinforce the importance of integrated and collaborative leadership, our executives’ bonuses, other than our chief executive officer’s bonus, have been based primarily on company performance but also contain an individual performance component. Our chief executive officer’s bonus has historically been based exclusively on company performance.

For 2020, the corporate objectives approved by our Compensation Committee were:

●advance comprehensive acute myeloid leukemia (AML) clinical development program for our lead product candidate uproleselan through enrollment and site activation (50% weighting);

●continue building infrastructure and processes to support NDA readiness at time of Phase 3 topline readout (10% weighting);

●confirm and implement plans to incorporate a biomarker into the uproleselan program (15% weighting);

●while continuing to target operational objectives, manage finances to ensure cash runway through a specified date (15% weighting); and

●continue to build our pipeline (10% weighting).

In addition, the Compensation Committee approved a provisional objective to exceed the foregoing overall targets based on the potential return of the development and commercialization rights to our product candidate rivipansel from our former collaborator Pfizer. In such event, the Compensation Committee could provide additional credit based on our subsequent data analysis efforts and meetings with the U.S. Food and Drug Administration to determine a potential development path forward, if any, for rivipansel.

The Committee considered the year-long impact of the COVID-19 pandemic on 2020 accomplishments and determined that we had achieved each of our NDA readiness, biomarker and pipeline objectives described above, and further determined that we had exceeded our financial objective described above. With respect to our AML clinical development program for uproleselan, the Committee recognized the adverse impact of the COVID-19 pandemic on early 2020 enrollment rates, but noted the strong recovery of enrollment against projections as a result of our mitigation efforts and contingency planning for the remainder of the year, as well as our success in additional site activations during the year, to determine that we had fully achieved the corporate objective. The Committee further determined that we had exceeded our overall corporate target of 100% for the year due to our analysis and handling with the FDA of the clinical data from the rivipansel program; however, the Committee noted the underperformance of our stock price versus our peer group and the biotech sector in general.

Based on our corporate accomplishments during 2020, our Compensation Committee concluded that we had achieved an aggregate of 105% of the weighting of the corporate objectives and approved the payment of that same percentage of the portion of each named executive officer’s target bonus attributable to corporate objectives. As Ms. King’s target bonus was based solely upon the achievement of corporate objectives for 2020, her bonus for 2020 was equal to 105% of her target bonus. For Mr. Hahn and Dr. Thackray, the corporate objectives for 2020 represented 85% of their respective target bonus amount, meaning that they were awarded approximately 90% of their target bonus based on the company accomplishments described above. Mr. Hahn was awarded the remaining 15% of his target bonus in full based on the achievement of individual performance objectives during the year, resulting in a total bonus payment to him of 105% of his target bonus. For Dr. Thackray, the Compensation Committee recognized her exceptional efforts in connection with both our uproleselan and rivipansel programs during the year and awarded her an additional 25% of her target bonus for individual performance, resulting in a total payout equal to 115% of her target bonus. Bonus payouts for each of the named executive officers at the aforementioned levels are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for 2020.

Retention Bonuses

In August 2019, we announced that a Phase 3 clinical trial of our product candidate rivipansel, conducted by our collaborator Pfizer, did not meet its primary or key secondary efficacy endpoints. Following this announcement, the price of our common stock declined over 60% in the succeeding month. In September 2019, the Board of Directors and the Compensation Committee, in consultation with its consultant Radford, approved a company-wide retention program. For all employees other than executive officers, the Board approved the one-time award of RSUs that would vest over time. However, for our executive officers, including the named executive officers, the Compensation Committee determined that it would be in the best interest of the Company and its stockholders to avoid dilution from the issuance of additional equity awards and, as an alternative, the Committee approved one-time retention bonuses that would be payable over a two-year period.

The amount of the retention bonus for each executive officer is equal to one times his or her annual base salary in effect in September 2019, and one-half of the bonus was paid in a lump sum in September 2020 to each executive officer. The remainder of the retention bonus is payable in a lump sum in September 2021, subject to each executive’s continuing employment with the Company on a full-time basis in good performance standing through and including such applicable payment date. The retention payouts made in 2020 are reflected in the “Bonus” column of the Summary Compensation Table above for 2020.

Long-Term Incentives

Our 2003 stock incentive plan authorized us to make grants to eligible recipients of non-qualified stock options, incentive stock options and restricted stock awards. All of our awards under this plan have been in the form of stock options. The 2003 stock incentive plan expired in 2013. Our Board adopted, and our stockholders approved, the 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code (the “Code”), to our employees, and for the grant of nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. We have issued stock options and restricted stock units from the 2013 Plan. We award stock options on the date the Compensation Committee approves the grant. We set the option exercise price and grant date fair value based on the closing price of our common stock on the Nasdaq Global Market on the date of grant. We typically grant stock options at the start of employment and annually as part of the Compensation Committee review process.

In January 2021, in connection with its annual compensation review for 2020, our Compensation Committee reviewed the peer group and market data presented by Radford and granted options to purchase shares of our common stock and restricted stock units to our named executive officers. The shares of common stock subject to the option grants vest as to one-fourth of the shares one year after the date of grant, with the balance of the shares vesting in 36 successive equal monthly installments thereafter, subject to the officer’s service with us as of each such date. Each option had an exercise price of $3.81 per share, the closing price of our common stock on the grant date. The restricted stock units vest 25% on each of the first four anniversaries of the grant date, subject to the reporting person’s continuous service as of each such vesting date. The following equity grants were made on January 20, 2021:

	Number of Shares
	Underlying
	Option Grant	Restricted Stock Units
Rachel King	192,500	96,250
Brian Hahn	69,000	34,500
Helen Thackray	69,000	34,500

In January 2020, in connection with its annual compensation review for 2019, our Compensation Committee reviewed the peer group and market data presented by Radford and granted options to purchase shares of our common stock to our named executive officers. The shares of common stock subject to the option grants vest as to one-fourth of the shares one year after the date of grant, with the balance of the shares vesting in 36 successive equal monthly installments thereafter, subject to the officer’s service with us as of each such date. Each option had an exercise price of $4.72 per share, the closing price of our common stock on the grant date. The following equity grants were made on January 22, 2020:

Number of Shares
Underlying
Option Grant
Rachel King	349,000
Brian Hahn	120,000
Helen Thackray	120,000

Outstanding Equity Awards at End of 2020

The following table provides information about outstanding stock options held by each of our named executive officers at December 31, 2020. None of our named executive officers held restricted stock or other stock awards at the end of 2020.

		NUMBER OF	NUMBER OF
		SECURITIES	SECURITIES
		UNDERLYING	UNDERLYING		OPTION
		UNEXERCISED	UNEXERCISED		EXERCISE	OPTION
	OPTION	OPTIONS (#)	OPTIONS (#)		PRICE	EXPIRATION
NAME	PLAN	EXERCISABLE	UNEXERCISABLE		($)	DATE (1)
Rachel King	2013	375,639	—		8.00	01/09/2024
	2013	141,000	—		7.15	01/07/2025
	2013	141,000	—		5.22	01/06/2026
	2013	171,355	3,645	(2)	6.33	01/03/2027
	2013	127,605	47,395	(3)	20.03	01/09/2028
	2013	126,980	138,020	(4)	10.59	01/16/2029
	2013	—	349,000	(5)	4.72	01/21/2030
Brian Hahn	2003	73,859	—		1.98	03/20/2022
	2013	37,564	—		8.00	01/09/2024
	2013	61,000	—		7.15	01/07/2025
	2013	65,000	—		5.22	01/06/2026
	2013	63,646	1,354	(2)	6.33	01/03/2027
	2013	47,396	17,604	(3)	20.03	01/09/2028
	2013	43,125	46,875	(4)	10.59	01/16/2029
	2013	—	120,000	(5)	4.72	01/21/2030
Helen Thackray	2013	112,692	—		8.00	01/09/2024
	2013	71,000	—		7.15	01/07/2025
	2013	71,000	—		5.22	01/06/2026
	2013	73,438	1,562	(2)	6.33	01/03/2027
	2013	54,688	20,312	(3)	20.03	01/09/2028
	2013	47,917	52,083	(4)	10.59	01/16/2029
	2013	—	120,000	(5)	4.72	01/21/2030

(1)	In each case the option expiration date is ten years after the date of grant.
(2)	25% of the total shares underlying this option vested on January 4, 2018. The unvested shares vested in full on January 4, 2021.

(3)	25% of the total shares underlying this option vested on January 10, 2019. The remaining shares vest 1/36th monthly through January 10, 2022, subject to the officer’s continued service through each applicable vesting date.
(4)	25% of the total shares underlying this option vested on January 17, 2020. The remaining shares vest 1/36th monthly through January 17, 2023, subject to the officer’s continued service through each applicable vesting date.
(5)	25% of the total shares underlying this option vested on January 22, 2021. The remaining shares vest 1/36th monthly through January 22, 2024, subject to the officer’s continued service through each applicable vesting date.

Pension Benefits and Nonqualified Deferred Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension plan or nonqualified deferred compensation plan sponsored by us during 2020.

Employment Agreements and Potential Payments upon Termination of Employment or upon Change in Control

Pursuant to the amended and restated employment agreements, each executive officer is eligible for severance benefits in specified circumstances. Under the terms of the agreements, upon execution and effectiveness of a severance agreement and release of claims, each executive officer will be entitled to severance payments if we terminate his or her employment without cause, or he or she terminates employment with us for good reason.

The following definitions have been adopted in these employment agreements:

●	“cause” means that we have determined in our sole discretion that any of the following occurred: (a) the executive officer’s breach of fiduciary duty or substantial misconduct with respect to our business and affairs, (b) the executive officer’s neglect of duties or failure to act which can reasonably be expected to materially adversely affect our business or affairs, (c) the executive officer’s material breach of the employment agreement, or of any provision of the proprietary information, assignment of inventions, noncompetition and nonsolicitation agreement to which the executive is a party which, to the extent curable, is not cured within 15 days after written notice thereof is given to the executive officer, (d) the commission by the executive officer of an act involving moral turpitude or fraud, (e) the executive officer’s conviction of any felony, or of any misdemeanor involving fraud, theft, embezzlement, forgery or moral turpitude, (f) other conduct by the executive officer that is materially harmful to our business or reputation, including but not limited to conduct found to be in violation of our policies prohibiting harassment or discrimination, or (g) the expiration of the employment agreement;

●	“good reason” means any of the following without the executive officer’s prior written consent: (a) any material diminution of the executive officer’s duties or responsibilities under the employment agreement (except in each case in connection with a termination for cause or as a result of the executive officer’s death or disability), or the assignment to the executive officer of duties or responsibilities that are materially inconsistent with the executive officer’s then-current position, with the exception of certain situations involving the acquisition of the Company; (b) a reduction of at least 10% of the executive’s base salary unless pursuant to a salary reduction program applicable generally to similarly-situated employees; (c) any material breach of the employment agreement by us which we have not cured within 15 business days after written notice thereof is given to us; or (d) a relocation of the executive officer from our principal office to a location more than 35 miles from the location of our principal office, other than on required travel by the executive officer on business or on a temporary basis not to exceed a period equal to two calendar months; and

●	“change in control” means any of the following: (a) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets, other than the transfer of our assets to a majority-owned subsidiary corporation; (b) a merger or consolidation in which we are not the surviving corporation, unless the holders of our outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing at least 50% of the voting power of the corporation or other entity surviving such transaction; (c) a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, unless the holders of our outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing at least 50% of our voting power; or (d) any transaction or series of related transactions in which in excess of 50% of our voting power is transferred; provided that, where required to avoid additional taxation under Section 409A of the Code, the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined under applicable regulations.

The following table summarizes the schedule of severance payments each of our named executive officers would receive in the event of a qualifying termination.

				CONTINUATION OF
				EMPLOYER PORTION
				OF MEDICAL,	ACCELERATION OF
	SALARY			DENTAL AND VISION	UNVESTED
TERMINATION SCENARIO	CONTINUATION(1)	BONUS		BENEFIT PREMIUMS	EQUITY AWARDS
Prior to, or More than 12 Months Following, a Change in Control
Rachel King	18 months	None		18 months	None
Brian Hahn	12 months	None		12 months	None
Helen Thackray	12 months	None		12 months	None
Within 12 Months Following a Change in Control
Rachel King	18 months	Target Bonus	(2)	18 months	Full Acceleration	(3)
Brian Hahn	12 months	Target Bonus	(2)	12 months	Full Acceleration	(3)
Helen Thackray	12 months	Target Bonus	(2)	12 months	Full Acceleration	(3)

(1)	If the termination is prior to, or more than 12 months following a change, in control, the executive officer’s salary continuation will be paid on our regular payroll dates, less applicable withholdings and deductions. If the termination is within 12 months following a change in control, the executive officer’s salary continuation will be paid in a lump-sum cash payment, less applicable withholdings and deductions, within 60 days following the change in control termination.
(2)	The executive officer will receive payment of the executive officer’s target bonus award for the 18 months, in the case of Ms. King, or 12 months, in the case of Dr. Thackray and Mr. Hahn, immediately prior to the executive officer’s change in control termination, payable in a lump-sum cash payment, less applicable withholdings and deductions, within 60 days following the change in control termination.
(3)	The executive officer will receive accelerated vesting of all then unvested equity awards that he or she may have, if any.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as our other employees.

We also maintain a defined contribution employee retirement plan for our employees, including our named executive officers. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory limit, which was $19,500 for both 2020 and 2021. Participants who are at least 50 years old can also make “catch-up” contributions, which was up to an additional $6,500 for both 2020 and 2021. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following specified procedures. In 2020, we provided matching contributions of up to 50% of the first 6% of each employee’s eligible contributions to the 401(k) plan.

We do not provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and long-term care for all of our employees, including our named executive officers.

NON-EMPLOYEE DIRECTOR COMPENSATION

As compensation for serving on our Board of Directors, each director who is not an employee of our company receives a cash retainer for service on the Board and for service on each committee on which the director is a member. The Chairman of each committee receives a higher retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board.

The retainers paid to non-employee directors for 2020 and 2021 for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

		CHAIRMAN ADDITIONAL
	MEMBER ANNUAL SERVICE	ANNUAL SERVICE
	RETAINER	RETAINER
Board of Directors	$40,000	$30,000
Audit Committee	9,000	9,000
Compensation Committee	6,000	6,000
Nominating and Corporate Governance Committee	4,500	4,500

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

In addition, any new non-employee director receives an option grant to purchase 42,000 shares of common stock upon becoming a director. This grant will vest in three equal installments on the first, second and third anniversaries of the grant date. Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on our Board receives an option to purchase 21,000 shares of common stock. The annual grant to the non-employee director vests on the first full anniversary of the date of grant. The exercise price of options granted to directors is equal to the closing price of our common stock on the Nasdaq Global Market the date of grant.

The compensation of our directors is based on market practice information provided by our independent compensation consultant, Radford. This compensation is periodically reviewed with respect to cash retainers and equity incentives.

2020 Director Compensation

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2020:

	FEES EARNED OR	OPTION AWARDS
Name	PAID IN CASH ($)	($)(1)	TOTAL ($)
Patricia Andrews	49,000	45,150	94,150
Mark Goldberg, M.D.	55,000	45,150	100,150
Scott Jackson	55,000	45,150	100,150
Daniel Junius	62,500	45,150	107,650
Scott Koenig, M.D., Ph.D.	44,500	45,150	89,650
Timothy Pearson	82,000	45,150	127,150

(1)	Reflects the aggregate grant date fair value of options granted during the fiscal year ended December 31, 2020 calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Our directors will not realize the estimated value of these awards until the awards are vested and exercised and the underlying shares are sold.

As of December 31, 2020, our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options (#)
Patricia Andrews	75,000
Mark Goldberg, M.D.	101,401
Scott Jackson	64,000
Daniel Junius	97,000
Scott Koenig, M.D., Ph.D.	86,000
Timothy Pearson	101,401

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of

December 31, 2020:

Number of securities
remaining available for
			Weighted-average		future issuance under
	Number of securities to		exercise		equity compensation
	be issued upon exercise		price of outstanding		plans
	of outstanding options,		options,		(excluding securities
	warrants and rights		warrants and rights		reflected in column (a))
Plan Category	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,143,594	(1)	$8.72	(2)	2,573,093	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	6,143,594				2,573,093

(1)	Includes shares issuable upon exercise of outstanding options under our 2003 Stock Incentive Plan, shares issuable upon exercise of outstanding options and shares issuable upon settlement of outstanding restricted stock units (“RSUs”) under our 2013 Plan and shares issuable upon exercise of outstanding options under our Inducement Plan.
(2)	Does not take into account RSUs, which have no exercise price.
(3)	Consists of 176,420 shares available under the 2013 Plan, 399,400 shares available under the Inducement Plan and 1,997,273 shares available under the 2013 Employee Stock Purchase Plan (“2013 ESPP”). On January 1 of each year, the number of shares reserved under the 2013 Plan and 2013 ESPP is automatically increased by 3% and 1%, respectively, of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our Board. An additional 1,470,528 and 490,176 shares were added to the number of available shares under the 2013 Plan and the 2013 ESPP, respectively, in each case effective January 1, 2021.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions.

For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;
●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

CERTAIN RELATED PERSON TRANSACTIONS

There have been no transactions since January 1, 2020 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board.

In addition, we have entered into an indemnification agreement with each of our directors and executive officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are GlycoMimetics stockholders will be “householding” the Company’s proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or GlycoMimetics. Direct your written request to GlycoMimetics, Inc., Attn: Corporate Secretary, 9708 Medical Center Drive, Rockville, Maryland 20850. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the 2021 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christian B. Dinneen-Long
Secretary

April 5, 2021

A copy of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, GlycoMimetics, Inc., 9708 Medical Center Drive, Rockville, Maryland 20850.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GLYC2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. GLYCOMIMETICS, INC. 9708 MEDICAL CENTER DRIVE ROCKVILLE, MD 20850 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR each of the following directors to hold office until the 2024 Annual Meeting: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Daniel M. Junius 02) Rachel K. King The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of GlycoMimetics, Inc. for its fiscal year ending December 31, 2021. For 0 Against 0 Abstain 0 0 0 0 3. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy materials. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000490325_1 R1.0.0.171

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com GLYCOMIMETICS, INC. Annual Meeting of Stockholders May 18, 2021 9:00 A.M. Eastern Daylight Time This proxy is solicited by the Board of Directors The stockholder hereby appoints Rachel King and Brian Hahn, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GLYCOMIMETICS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Eastern Daylight Time on Tuesday, May 18, 2021, via live audio webcast at www.virtualshareholdermeeting.com/GLYC2021 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000490325_2 R1.0.0.171